Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement No. 333-73293 of Republic Bancshares, Inc.’s report on Form S-8 of our report dated March 6, 2003, appearing in this annual report on Form 10-K of Republic Bancshares, Inc., for the year ended December 31, 2002.

/S/    DELOITTE & TOUCHE LLP

March 12, 2003

Tampa, Florida